UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 27, 2016 (June 2, 2016)

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960
(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 2, 2016, Majesco formalized the extension of its Credit Facility Agreement with ICICI Bank Limited (“ICICI”), New York Branch dated as of March 25, 2011 and previously disclosed in Majesco’s periodic reports filed with the Securities and Exchange Commission, to extend the maturity date of this facility to May 15, 2017.

As previously disclosed, the facility is a secured revolving working capital line of credit facility under which the maximum borrowing limit is $5,000,000. The interest rate on the facility increased to three-month LIBOR plus 375 basis points in connection with the extension. In case of unhedged foreign currency exposure if any, ICICI reserves the right to increase the pricing of the facility. As previously disclosed, this facility is secured by a continuing first priority lien on and security interest in, among other things, all of Majesco’s personal property and assets (both tangible and intangible), including accounts receivable, cash, certificated and uncertificated securities and proceeds of any insurance or indemnity payable to Majesco with respect to the collateral. This facility is also guaranteed by Mastek Limited, a company incorporated under the laws of India (“Mastek”), subject to the terms and conditions set forth in the guarantee.

Except for the extension, increase in interest rate and processing fee and new provisions related to unhedged foreign currency exposure, the facility remains otherwise generally unchanged from its previously disclosed terms and in full force and effect in accordance with its terms. As of June 2, 2016, the outstanding balance under the facility was $5,000,000 and Majesco was in compliance with all its obligations under this facility.

Majesco paid a processing fee of $50,833.33 in connection with this extension.

Mastek is the holder of record of shares of common stock of Majesco representing approximately 13.84% of the issued and outstanding capital stock of Majesco. For more information about our relationship with Mastek and its affiliates, see “Item 13-Certain Relationships and Related Transactions, and Director Independence” included in our Annual Report on Form 10-K filed with the SEC on June 19, 2015, which is incorporated by reference herein.

The foregoing summary of the extension letter of Majesco’s line of credit with ICICI does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3 attached hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1    Extension Letter of the Credit Facility Agreement between ICICI Bank Limited and Majesco, dated as of June 2, 2016.

10.2    Supplemental Deed to the Deed of Corporate Guarantee between ICICI Bank Limited and Mastek Limited, dated as of June 27, 2016.

10.3    Amended and Restated Revolving Credit Note between ICICI Bank Limited and Majesco, dated as of June 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date:  June 27, 2016

EXHIBIT INDEX

10.1    Extension Letter of the Credit Facility Agreement between ICICI Bank Limited and Majesco, dated as of June 2, 2016.

10.2    Supplemental Deed to the Deed of Corporate Guarantee between ICICI Bank Limited and Mastek Limited, dated as of June 27, 2016.

10.3    Amended and Restated Revolving Credit Note between ICICI Bank Limited and Majesco, dated as of June 2, 2016.